UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 20, 2009
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2009, Novavax, Inc. (the “Company”) revised the employment agreement with Dr. Rahul Singhvi, the Company’s President and Chief Executive Officer, effective as of July 20, 2009 (the “Singhvi Agreement”).
Pursuant to the Singhvi Agreement, Dr. Singhvi is paid an annual base salary of $425,000. Under the Company’s incentive plan, Dr. Singhvi is eligible to receive a target performance bonus of 60% of his base salary, or any other percentage deemed appropriate based upon Dr. Singhvi’s and the Company’s achievement of certain specified goals, as determined by the Novavax Board of Directors, or any subcommittee thereof. The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors. Dr. Singhvi is also eligible for additional stock awards based upon performance, subject to the approval of the Novavax Board of Directors. Dr. Singhvi also is entitled to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and is entitled to four weeks of paid vacation. The term of the Singhvi Agreement ends on September 1, 2010 and is automatically renewed for successive twelve-month periods unless otherwise notified by either the Company or the executive at least thirty days in advance.
Dr. Singhvi’s Agreement also includes confidentiality, intellectual property assignment and non-competition provisions. Dr. Singhvi has agreed not to compete with the Company for a period of eighteen months following termination of his employment. If Dr. Singhvi is terminated without cause or if Dr. Singhvi terminates his employment for good reason, he is entitled to a lump sum payment equal to eighteen months of his then effective salary; eighteen months of medical benefits; 50% acceleration of all unvested stock options and restricted stock; and a period of twelve months from termination to exercise vested stock options.
On that same date the company revised the employment agreement for Mr. Ray Hage. The term of this revised agreement ends on September 1, 2010 and is automatically renewed for successive twelve-month periods unless otherwise notified by either the Company or the executive at least thirty days in advance.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibits	Description

10.1	Amended and Restated Employment Agreement of Rahul Singhvi, effective July 20, 2009

10.2	Second Amendment to Amended and Restated Employment Agreement of Raymond Hage, effective July 20, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)
July 22, 2009	By:	/s/ Rahul Singhvi
		Name:	Rahul Singhvi
		Title:	President & CEO